Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

                                  (Amendment No.  )

          Filed by the Registrant [X]

          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [X]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ] Soliciting Material Pursuant to SECTION 240.14a-11(c) or SECTION240.14a-12

                                     HADRON, INC.
                   (Name of Registrant as Specified In Its Charter)

          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               (Name of Person(s) Filing Proxy Statement if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box) :

          [X]  $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i) (1),
               14-a-6(i) (2) or Item 22 (a) (2) of Schedule 14A
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).
          [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
               (4) and 0-11

               1)   Title of each class of securities to which transaction
                    applies:
               ___________________________________________________________

               2)   Aggregate number of securities to which transaction
                    apples:
               ___________________________________________________________

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               ___________________________________________________________

               4)   Proposed maximum aggregate value of transaction:
               ___________________________________________________________

               5)   Total fee paid:
               ___________________________________________________________

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:
               ____________________________________________________________

               2)   Form, Schedule or Registration Statement No. :
               ____________________________________________________________

               3)   Filing Party:
               ____________________________________________________________

               4)   Date Filed:
               ____________________________________________________________

                                    [HADRON LOGO]
                            4900 Seminary Road, Suite 800
                              Alexandria, Virginia 22311

                                             November 1, 1996
          Dear Shareholder:

               You are cordially invited to attend Hadron, Inc.'s Annual Meeting of Shareholders to be held on December 6, 1996, at 1:00 p.m. local time at the Turf Valley Conference Center at 2700 Turf Valley Road, Ellicott City, Maryland.

               This year, in addition to electing the Company's Board of Directors, you are also being asked to approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares reserved for issuance by an additional 55,000 shares of Common Stock, to approve a proposed amendment of the Company's Certificate of Incorporation to eliminate the personal liability of directors of the Company under certain circumstances and to ratify the appointment of Ernst & Young L.L.P as accountants. We also will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

               Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. If a second mailing were required in order to obtain sufficient votes, it would be quite costly to the Company. Your prompt response is very important and would be greatly appreciated.
                                             Sincerely,

                                             C.W. Gilluly, Ed.D.
                                             Chairman and
                                             Chief Executive Officer

                                             George E. Fowler
                                             President and
                                             Chief Operating Officer

          YOUR VOTE IS IMPORTANT

               Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

               If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.





                                     HADRON, INC.

                       Notice of Annual Meeting of Shareholders
                                   December 6, 1996

          TO THE SHAREHOLDERS:

               NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hadron, Inc., a New York corporation (the "Company"), is scheduled to be held on December 6, 1996 at 1:00 p.m., local time, at the Turf Valley Conference Center, located at 2700 Turf Valley Road, Ellicott City, Maryland for the following purposes:



               1. To elect three directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

               2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by an additional 55,000 shares of Common Stock;

               3. To consider and vote on a proposed amendment of the Company's Certificate of Incorporation to eliminate the personal liability of directors of the Company under certain circumstances;

               4. To ratify the selection of Ernst & Young L.L.P. as independent accountants for the Company for fiscal year 1997; and

               5. To transact such other business as may properly come before the meeting and any adjournment thereof.

               Only shareholders of record at the close of business on October 24, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                             FOR THE BOARD OF DIRECTORS

                                             S. Amber Gordon
                                             Secretary

          Alexandria, Virginia
          November 1, 1996





                                     HADRON, INC.

                                   PROXY STATEMENT

                                 GENERAL INFORMATION

          Proxy Solicitation

               This Proxy Statement is furnished to the holders of Common Stock, par value $.02 per share (the "Common Stock"), of Hadron, Inc., a New York corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on Friday, December 6, 1996, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

               Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 1, 1996 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

          Revocability and Voting of Proxy

               A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2, 3 and 4 as set forth in the accompanying Notice of Annual Meeting of Shareholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

          Record Date and Voting Rights

               Only shareholders of record at the close of business on October 24, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the record date, ______________ shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly
          come before the Annual Meeting.   The holders of a majority of
          the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

               Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

               Proposals Number 2 and 4, proposed amendment of the Company's 1994 Stock Option Plan and consideration of ratification of Ernst & Young L.L.P. as independent accountants requires the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

               Proposal Number 3, consideration of a proposed amendment of the Company's Certificate of Incorporation to eliminate the personal liability of directors of the Company under certain circumstances, requires the approval of the holders of a majority of the shares entitled to vote at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares voted against such matters.

               All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

               Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.








          BENEFICIAL OWNERSHIP OF COMMON STOCK

               The following table sets forth information as of October 24, 1996 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Hadron, Inc., 4900 Seminary Road, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.



                                              Number of                Percent
           Name and Address                     Shares                of Class

           AMASYS Corporation <F1>          202,739<F1>                  13.5%
           4900 Seminary Road, St. 800
           Alexandria, VA  22311
           C.W. Gilluly, Ed.D.            1,250,000<F2>                  45.5

           William J. Howard                 10,660<F3>                    *

           Robert J. Lynch, Jr.              12,500<F3>                    *
           George E. Fowler                  45,000<F4>                   2.9%

           Donald E. Jewell                  23,333<F5>                   1.5%

           J. Anthony Vidal                  25,000<F6>                   1.6%
           All directors and executive
           officers as a group
           (7 persons)                    1,411,493<F7>                 48.9%

          _____________________________
          *  Less than 1%













          <F1> Pursuant to the Third Plan of Reorganization Under Chapter
               11 of the Bankruptcy Code for Infotechnology, Inc. and its affiliated Debtor, Questech Capital Corporation, effective as of June 21, 1996, AMASYS Corporation has succeeded to the assets and liabilities of Infotechnology, Inc., including
               152,739 shares held directly and 50,000 shares held indirectly by Infotechnology, Inc ("Infotech").

          <F2> Includes 1,200,000 shares of Common Stock which Dr. Gilluly has the right to acquire pursuant to a convertible promissory note. Exercise of the conversion rights at a subsequent date may result in a change in control of the Company. See "Certain Relationships and Related
               Transactions." Also includes 45,000 shares which may be acquired upon the exercise of vested options granted under the Company's 1994 Stock Option Plan; options with respect to 5,000 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1994 Stock Option
               Plan.  See "Proposal No. 2 - Amendment to 1994 Stock Option
               Plan."

          <F3> Includes 5,000 shares which may be acquired upon the
               exercise of vested options granted under the Company's 1994
               Stock Option Plan.

          <F4> Includes 45,000 shares which may be acquired upon the exercise of vested options granted under the Company's 1994
               Stock Option Plan; options with respect to 5,000 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1994 Stock Option Plan. See
               "Proposal No. 2 - Amendment to 1994 Stock Option Plan."

          <F5> Includes 23,333 shares which may be acquired upon the exercise of vested options granted under the Company's 1994
               Stock Option Plan; options with respect to 3,333 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1994 Stock Option Plan. See
               "Proposal No. 2 - Amendment to 1994 Stock Option Plan."

          <F6> Includes 25,000 shares which may be acquired upon the exercise of vested options granted under the Company's 1994
               Stock Option Plan; options with respect to 3,333 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1994 Stock Option Plan. See
               "Proposal No. 2 - Amendment to 1994 Stock Option Plan."

          <F7> Includes shares referred to in Notes 2 through 6, above.










                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

               Three directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person
          named below is now a director of the Company.   In the event any
          of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

               The names of the nominees and certain other information about them are set forth below:

           Nominee               Age      Director Since  Office Held with
                                                          Company

           C.W. Gilluly, Ed.D.      50        1992          Chairman of the
                                                              Board
                                                            and Chief
                                                            Executive
                                                            Officer

           William J. Howard        49        1989        Director
           Robert J. Lynch, Jr.     63        1991        Director


               C.W. GILLULY, Ed.D. was appointed Chief Executive Officer of the Company in October 1994, having served as Acting President and Acting Chief Executive Officer of the Company since May 1993.
           Since February 1992, Dr. Gilluly has served as Chairman and Chief Executive Officer of Comtex Scientific Corporation, a
          provider of electronic news and business information.   Dr.
          Gilluly has served as President of Infotechnology, Inc. ("Infotech") since June 1992.

               WILLIAM J. HOWARD since 1973, has served as President of Howard Equities Co., Inc., a real estate development company, and since 1986, has been a majority shareholder thereof. Since 1988,







          Mr. Howard has been the managing partner of Asbury General Partnership, a real estate partnership focusing on the development of waterfront land located in Caroline County, Maryland. Mr. Howard is also a realtor for Meredith Real Estate, Inc., a real estate brokerage firm. Mr. Howard was appointed by the Governor of Maryland, and approved by the Maryland Senate, in 1993 to serve on the three member Subsequent Injury Fund Board which supervises the $12 million dollar fund.

               ROBERT J. LYNCH, Jr. is the President, Chief Executive Officer and a director of American and Foreign Enterprises, Inc., a company with which he has been associated for 28 years. American and Foreign Enterprises is engaged in industrial and real estate acquisitions for domestic and international investors. He also serves as a director of Infotech and Data Broadcasting Corporation, a provider of stock market quotation and other specialized market data services.

          Executive Officers

               The following table contains information as of October 24, 1996 as to the executive officers of the Company who are not also directors of the Company:


                                        Officer    Office Held
                  Name                  Since      With Company

                  George E. Fowler      1993       President and Chief
                                                   Operating Officer

                  S. Amber Gordon       1991       Executive Vice
                                                    President, Secretary
                                                    and Treasurer

                  Donald E. Jewell      1996       Vice President

                  J. Anthony Vidal      1995       Vice President




               GEORGE E. FOWLER (57) was appointed President and Chief Operating Officer of the Company in October 1994. Mr. Fowler has also served as Acting President of the Company's subsidiary, Acumenics Research & Technology, Inc. ("Acumenics") since April 1994. Mr. Fowler joined the Company as Vice President and President of its Aerospace Sciences subsidiary in October 1993.






          Mr. Fowler has held senior management positions within the government contracting industry for more than a decade. Between May 1992 and September 1993, he was Senior Vice President of Business Operations for Ellsworth Associates, Inc. From January 1991 until May 1992, he was Director of Operations for McDonald Bradley, Inc. From August 1987 until December 1990, he was a Vice President of the Orkand Corporation. He was Vice President of Computer Data Systems, Inc. from 1983 until 1987. Mr. Fowler served as an officer in the U.S. Navy from 1962 until 1983.

               S. AMBER GORDON (42) was appointed Executive Vice President of the Company in July 1995. Ms. Gordon was named Treasurer in April 1994, Corporate Secretary in December 1993, and served as Vice President responsible for Corporate Relations and Strategic Planning, since May 1991. She served as Chairman of the Quest Business Agency, Inc., a Houston-based marketing communications firm and advertising agency, from 1985 to 1991. Ms. Gordon has served as President of S.A. Gordon Enterprises, Inc., a consulting firm specializing in financial and corporate relations, since 1985.

               DONALD E. JEWELL (45) was appointed Vice President of the Company in May 1996, and continues to serve as President of the Company s Engineering & Information Services, Inc. (EISI) subsidiary, a position he has held since 1993. From 1989 to 1993 Mr. Jewell was a Program Manager for EISI, with responsibility for most operations. Mr. Jewell has held senior management positions in the government contracting business for nearly eighteen years. He was Technical Director for Kendrick & Company in 1988 and 1989, and served as Director of Information Systems at British Aerospace from 1985 until 1988. From 1977 until 1985, he served in various computer services management roles for Planning Research Corporation.

               J. ANTHONY VIDAL (36) was appointed Vice President of the Company in September 1995, and continues to serve as President of the Company's SyCom Services, Inc. subsidiary, a position he has held since 1993. Mr. Vidal joined the Company in 1992 as Program Manager for the Company's Engineering and Information Services, Inc. subsidiary. From 1983 until 1992, Mr. Vidal held various engineering positions at Westinghouse Electric Corporation, where his last title was manager of the Equipment Design Engineering Support Software group.

               There are no family relationships among the directors or executive officers of the Company.












          Meetings of the Board of Directors and Committees

               The Board of Directors held a total of five meetings during the Company's fiscal year ended June 30, 1996. Each director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.

               During fiscal year 1996, the Board of Directors' Audit Committee was comprised of Messrs. Howard and Lynch, as well as Joseph S. Bracewell, a director of the Company who resigned effective March 5, 1996. The Audit Committee recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters. The Audit Committee met one time during fiscal year 1996.

               The Compensation and Employee Benefits Committee of the Board of Directors (the "Compensation Committee"), which held two meetings in fiscal year 1996, is comprised of Messrs. Howard and Lynch. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company's 1994 Stock Option Plan.

               The Board of Directors does not have a Nominating Committee or an Executive Committee.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.


                                    PROPOSAL NO. 2

                       AMENDMENT TO THE 1994 STOCK OPTION PLAN

               In September 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the Hadron, Inc. 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 290,000 to 345,000. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1994 Stock Option Plan.








          Description of the 1994 Stock Option Plan

               The 1994 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options, to purchase (as proposed to be amended) an aggregate of up to 345,000 shares of Common Stock. The 1994 Stock Option Plan permits the grant of options to key employees, consultants and directors of the Company.

               The 1994 Stock Option Plan is administered by the Compensation Committee consisting of directors Howard and Lynch. Each of the members of the Committee is a "disinterested" person for purposes of Rule 16b-3. Subject to the provisions of the 1994 Stock Option Plan, the Compensation Committee has full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price. The 1994 Stock Option Plan also provides that the Compensation Committee may accelerate the time at which all or a portion of an optionee's options may be exercised in the event of a change in control of the Company.

               Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the 1994 Stock Option Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the 1994 Stock Option Plan.

               Under the 1994 Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who are 10% shareholders). The exercise price of a non-qualified stock option must be not less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder).

               Each non-employee director elected or appointed to the Board of Directors automatically receives on the date of his or her first initial appointment to the Company's Board of Directors, an option to purchase 2,500 shares of the Company's Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee Director automatically receives on each anniversary of his initial election or appointment to the






          Company's Board of Directors or, in the case of current directors each anniversary of the date the 1994 Stock Option Plan was adopted by the Board of Directors, an option to purchase 2,500 shares of the Company's Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable additional grant date to the extent that options remain available under the 1994 Stock Option Plan. Subject to acceleration upon the occurrence of certain prescribed events, such options become exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant. Each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) ninety days after the cessation of the optionee's service as a member of the Board of Directors (to the extent vested upon the date of such cessation).

               The Board of Directors may alter, amend, suspend or terminate the 1994 Stock Option Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to the 1994 Stock Option Plan or of any of his rights under such option. Provisions related to automatic grants of options to non-employee directors may not (with limited exceptions) be amended more frequently than once every six months and no amendment to such provisions, unless approved by the shareholders of the Company, shall become effective earlier than six months after Board of Directors' approval. Except as provided in the 1994 Stock Option Plan, no amendment by the Board of Directors, unless taken with the approval of the shareholders may (i) materially increase the benefits accruing to participants under the 1994 Stock Option Plan, (ii) materially increase the number of securities which may be issued under the 1994 Stock Option Plan or (iii) materially modify the requirements as to eligibility for participation in the 1994 Stock Option Plan.

               As all of the directors and executive officers of the Company are eligible for grants of options under the 1994 Stock Option Plan, each such person has a personal interest in the approval of the proposed amendment. On September 17, 1996, the Compensation Committee approved the grant, to 12 employees of the Company, of options to acquire up to 112,500 shares of Common Stock; included in these awards were grants, to Dr. Gilluly and Mr. Fowler, of options to acquire 15,000 shares, and to Messrs. Jewell and Vidal of options to acquire 10,000 shares, at an exercise price of $.69 per share. All of such grants were made subject to shareholder approval of the amendment proposed hereby; in the event the shareholders do not approve the proposed amendment, all such grants will be void.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE HADRON, INC. 1994 STOCK OPTION PLAN.






                                    PROPOSAL NO. 3

              AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ADD A NEW
          ARTICLE ELIMINATING PERSONAL LIABILITY OF DIRECTORS UNDER CERTAIN
                                    CIRCUMSTANCES

               The Board of Directors has approved and recommends that a new Article be added to the Certificate of Incorporation of the Company limiting the extent to which the directors of the Company may be liable for damages to the Company or its stockholders.

          Reasons for Proposal

               The proposed amendment to the Company's Certificate of Incorporation is intended to implement an amendment to the New York Business Corporation Law (the "NYBCL") enacted in July 1987 in response to increased concern about the legal exposure of directors, the changed market for directors' and officers' liability insurance, and the potential cost to New York corporations (and therefore their stockholders) of their indemnification obligations. Since the early 1980s, investigations, claims, actions, suits or proceedings (including stockholder derivative actions) ("Proceedings") seeking to impose liability on directors of publicly held corporations, have become increasingly common. Such Proceedings typically are extremely expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general, it is often prudent to settle Proceedings in which claims against a director are made. Settlement amounts, even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual director defendants. As a result, an individual may conclude that potential exposure to the costs and risks of Proceedings in which he or she may become involved may exceed any benefit to him or her from serving as a director of a public corporation. This is particularly true for directors who are not also officers or employees of the corporation concerned.





















          Description of Proposed Amendment.

               The 1987 amendment to the NYBCL, among other things, permits a corporation, upon receipt of stockholder approval, to add a provision to its certificate of incorporation eliminating the personal liability of its directors to the corporation or its stockholders for damages for breach of duty in such capacity. Such a provision, however, may not eliminate the liability of any director (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that he personally gained, in fact, a financial profit or other advantage to which he was not legally entitled, or that his acts violated Section 719 of the NYBCL (imposing certain requirement with respect to dividends, distributions, stock repurchases and loans to directors) or (ii) for any act or omission prior to the adoption of a provision authorized by the amendment to the NYBCL.

               The proposed amendment to the Company's Certificate of Incorporation, following the provisions of the 1987 amendment to the NYBCL, eliminates director liability for acts occurring after the proposed amendment becomes effective to the fullest extent from time to time permitted by the NYBCL, thus automatically incorporating any future statutory revisions with respect to director liability. The Board of Directors believes that the proposed amendment is desirable so that the Company can continue to attract and retain responsible individuals to serve as its directors, in light of the present difficult environment in which directors must serve, and in order to reduce the Company's monetary exposure under its indemnification obligations.

               The text of the proposed amendment is as follows:

                    The liability of the Corporation's directors to the
               Corporation or its stockholders for any breach of duty in such capacity shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          Effect of Proposal

                    If the stockholders approve the proposed amendment, the Company's directors will not be liable for monetary damages even if they should fail, through negligence or gross negligence, to satisfy their duty of care. However, the charter amendment will not affect the right of stockholders to pursue equitable remedies, such as an action to enjoin or rescind a transaction






          involving a breach of a director's duty of care (although such remedies may not always be available), and the amendment in no way affects a director's liability under the Federal securities laws. The potential outcome of any litigation arising under the statute cannot be predicted with certainty. Although the amendment will eliminate the liability of directors who are also officers of the Company for actions taken in their capacity as directors, it will not affect their liability for actions taken in their capacity as officers. If approved by the stockholders, the amendment will be delivered promptly to the New York Department of State for filing and will be effective when filed.

               The Company has not received notice of any Proceeding to which the proposed amendment might apply. In fact, no stockholder's derivative action has ever been brought against a Company director as such. In addition, the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or potential director.

               The Board of Directors and management recognize that if the proposed amendment is adopted, its principal effect would be that the stockholders of the Company will be giving up potential future causes of action for damages against directors for breach of fiduciary duty. It should be noted that the Board of Directors has a personal interest in having the stockholders approve the proposed amendment, at the potential expense of the Company and its stockholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Company believes that the proposed amendment is in the best interests of the Company and its stockholders since it should protect the Company's ability to attract and retain qualified directors and will reduce the Company's monetary exposure under its indemnification obligations.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE PERSONAL LIABILITY OF DIRECTORS UNDER CERTAIN CIRCUMSTANCES.


                                    PROPOSAL NO. 4
                      RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

               The Board of Directors has appointed the firm of Ernst & Young L.L.P. as the Company's independent accountants for fiscal year 1997. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.






               A representative of Ernst & Young L.L.P. is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

               On July 18, 1996, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") resigned as the Registrant's principal accountant.

               During the two fiscal years ended June 30, 1995 and 1994 and the subsequent interim period, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

               Coopers & Lybrand Report of Independent Accountants on the consolidated financial statements for the two most recent fiscal years ended June 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an uncertainty paragraph that stated that such financial statements "have been prepared assuming that the [Registrant] will continue as a going concern." The report further stated that "the [Registrant] has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern," and that such financial statements "do not include any adjustment that might result from the outcome of this uncertainty."

               On August 16, 1996, the Company engaged Ernst & Young L.L.P. as the Company's independent accountants to audit the Company's financial statements for its fiscal year ended June 30, 1996.
          The determination to engage Ernst & Young L.L.P. was approved by the Audit Committee of the Board of Directors and by the Board of Directors. The Company did not contact Ernst & Young L.L.P. during the Company's two most recent fiscal years, or any subsequent interim period, regarding (i) any disagreement with Coopers & Lybrand or (ii) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. Prior to its engagement, Ernst & Young L.L.P. was neither asked for, nor has it expressed any opinion of any accounting issues concerning the Company.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG L.L.P. AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1997.










          EXECUTIVE COMPENSATION

          Summary Compensation Table

               The following table sets forth information concerning all compensation paid by the Company to the Chief Executive Officer and each of the three other executive officers of the Company who received total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1996.


                                   Summary Compensation Table



                                                             Annual Compensation


                  Name and               Fiscal
              Principal Position          Year        Salary($)        Bonus($)

           C.W. Gilluly,                   1996        $81,643       $8,000<F1><F2>
           Chairman and Chief Executive    1995         80,009             0
           Officer                         1994         84,112             0


           George E. Fowler,                1996       118,761     $16,000<F1><F2>
           President and Chief Operat-      1995       115,003             0
           ing Officer                      1994        70,931             0


           Donald E. Jewell,                1996       79,558      $48,488<F1><F2>
           Vice President
           J. Anthony Vidal,                1996       79,911      $48,396<F1><F2>
           Vice President


                                                      Long-Term Compensation
                                                              Awards

                  Name and        Fiscal      Stock Options           All Other
              Principal Position   Year          Granted             Compensation








           C.W. Gilluly,             1996         15,000<F3>           $125<F4>
           Chairman and Chief        1995         30,000<F3>            125<F4>
           Executive Officer         1994            0                  125<F4>


           George E. Fowler,         1996         15,000<F3>           $125<F4>
           President and Chief       1995         30,000<F3>            125<F4>
           Operating Officer         1994            0                     0


           Donald E. Jewell,         1996          7,500<F3>            $125<F4>
           Vice President
           J. Anthony Vidal,         1996        10,000<F3>             $125<F4>
           Vice President


          ____________________________

          <F1>  The Company paid, in fiscal year 1996, the bonuses awarded in fiscal year 1995.

          <F2>  The Company has awarded the following fiscal year 1996 bonuses to be paid in fiscal year 1997:  C.W. Gilluly
                $10,000; George E. Fowler-$28,750; Donald E. Jewell-
                $44,622 and J. Anthony Vidal-$43,405.

          <F3>  Options granted pursuant to the Company's 1994 Stock
                Option Plan.  See "Executive Compensation - Stock Option
                Grants."

          <F4>  Contributions made by the Company under its 401(k) plan.


























          Stock Option Grants

            The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 1996.

                               Option Grants in Fiscal Year 1996



                              Number of    % of Total
                              Shares       Options
                              Underlying   Granted to
                              Options      Employees     Exercise Expiration
          Name                Granted (#)  in Fiscal YearPrice    Date



             C.W. Gilluly       15,000<F2>     14.7%     $.50     9/18/2005
             George E. Fowler   15,000<F2>     14.7%     $.50     9/18/2005

             Donald E. Jewell    7,500<F2>      7.4%     $.50     9/18/2005

             J. Anthony Vidal   10,000<F2>      9.8%     $.50     9/18/2005


                               Potential
                               Realizable Value at Assumed
                               Annual Rates of Stock Price
                               Appreciation for Option Term<F1>
          Name                         5%             10%



              C.W. Gilluly          $4,717         $11,953
              George E. Fowler      $4,717         $11,953

              Donald E. Jewell      $2,358         $5,977

              J. Anthony Vidal      $3,144         $7,969

          ________________________________

          <F1>  Amounts represent hypothetical gains that could be
                achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10%







                compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The
                Company does not believe that this method accurately illustrates the potential value of a stock option.

          <F2>  Options vest one-third upon the date of grant, and one-
                third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date.
                The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after a voluntary termination of employment to the extent vested at that time.




            On September 17, 1996, the Compensation Committee approved the grant, to 12 employees of the Company, of options to acquire up to 112,500 shares of Common Stock. All of such grants were made subject to shareholder approval of the amendment to the 1994 Stock Option Plan proposed hereby; in the event the shareholders do not approve the proposed amendment, all such grants will be void. See "Proposal No. 2 - Amendment to the 1994 Stock Option Plan."




























          Year-End Option Values

            The following table sets forth certain information regarding the value of unexercised options held by the named executive officers as of June 30, 1996.


                                 Fiscal Year-End Option Values
                                                 Number of Shares
                                               Underlying Unexercised
                                              Options at June 30, 1996
          Name                           Exercisable         Unexercisable


              C.W. Gilluly                  25,000                20,000

              George E. Fowler              25,000                20,000
              Donald E. Jewell              12,500                10,000

              J. Anthony Vidal              13,333                11,667


                                           Value of Unexercised
                                           In-the-Money Options
                                           at June 30, 1996 <F1>
          Name                             Exercisable    Unexercisable


              C.W. Gilluly                    $ 12,812          $ 8,750
              George E. Fowler                $  8,750          $ 8,750

              Donald E. Jewell                $  6,406          $ 4,375

              J. Anthony Vidal                $  6,667          $ 4,896
          __________________________

          <F1>  Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock on June 30, 1996, which was $0.81 per share.
                Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.











          Employment Agreements, Termination of Employment and Change of Control Arrangements

               The Company renewed its agreement with Mr. Fowler, to serve as President and Chief Operating Officer, on October 1, 1996 at a base salary of $123,500. His employment agreement with the Company further provides for the grant to Mr. Fowler of options to purchase Common Stock of the Company. Mr. Fowler's employment agreement provides for bonus compensation of up to 50% of his base salary based upon his performance and the Company's financial performance. If Mr. Fowler is constructively discharged, the Company must continue to pay his base salary for six months after the term of the agreement. In no case, however, will the Company pay Mr. Fowler severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily.

               The Company entered into an agreement with Mr. Jewell, to serve as Vice President of the Company and as President of its EISI subsidiary, on October 1, 1996, at a base salary of $85,000. His employment agreement with the Company further provides for the grant to Mr. Jewell of options to purchase Common Stock of the Company. Mr. Jewell's employment agreement provides for bonus compensation of up to 50% of his base salary based upon the financial performance of EISI. If Mr. Jewell is constructively discharged, the Company must continue to pay his base salary for six months after the term of the agreement. In no case, however, will the Company pay Mr. Jewell severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily.

               The Company renewed its agreement with Mr. Vidal, to serve as Vice President of the Company and as President of its SyCom subsidiary, on October 1, 1996, at a base salary of $85,000. His employment agreement with the Company further provides for the grant to Mr. Vidal of options to purchase Common Stock of the Company. Mr. Vidal's employment agreement provides for bonus compensation of up to 50% of his base salary based upon the financial performance of SyCom. If Mr. Vidal is constructively discharged, the Company must continue to pay his base salary for six months after the term of the agreement. In no case, however, will the Company pay Mr. Vidal severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily.

               Dr. Gilluly has the right to acquire beneficial ownership of 1,200,000 shares of Common Stock pursuant to a convertible promissory note which gives rise to such acquisition rights. Exercise of the conversion rights at a subsequent date may result in a change in control of the Company. See "Certain
          Relationships and Related Transactions."







          Compensation of Directors

               Directors receive a quarterly cash fee of $1,250 for their services. In addition, directors receive $500 per Board of Directors' meeting attended, and $250 per committee meeting attended in person (unless such meeting is combined with a full Board of Directors' meeting), or $125 per committee meeting attended telephonically. Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board of Directors' meetings. As of June 30, 1996, payments of directors' fees were $24,000 in arrears.

               In addition to the amounts described above, the Company paid to Joseph S. Bracewell, a member of the Board of Directors who resigned effective March 5, 1996, $13,500 for the fiscal year ended June 30, 1996, for financial consulting services.

          Compensation and Employee Benefits Committee Report on Executive Compensation

               The responsibility of the Compensation Committee is to administer the Company's executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation.
          The Compensation Committee is comprised of two independent non-employee directors. This report sets forth the major components of executive compensation and the basis by which fiscal year 1996 compensation determinations were made with respect to the executive officers of the Company.

               Compensation Policy and Guidelines

               The main objective of the Company is to maintain and increase the profitability of its operations and to maximize value for shareholders, employees and clients. The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

               In order to achieve the Company's goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry






          standards, (iii) to emphasize sustained performance by aligning monetary rewards with shareholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon increased revenue and profitability. To implement these policies, the Compensation Committee has designed a compensation program consisting of base salary, an annual incentive plan, stock options and other employment benefits.

               Compensation Program Elements

               The Company's compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company's ability to attract and retain talented executives. Due to the Company's historical lack of profitability, the initial focus has been on the Company's progress in achieving milestones in its turnaround plan. Going forward, the Company's focus is on growth.

               Base Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company's philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. The Company compares itself for this purpose with other technological service providers and/or government contracting firms that face similar challenges in their
               market.   Periodic increases in base salary relate to
               individual contribution evaluated against established objectives and length of service.

               Stock Options. The Company believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of shareholders, executives and employees are closely aligned. Through the Company's Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future.
               The Compensation Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's defined compensation strategy and the team-based operations approach that the Company has adopted.

               Incentive Program. The Company's executive officers and operating managers participate in an incentive compensation program which awards cash bonuses based on attaining






               significant growth in revenue and profitability, as well as divisional and individual performance objectives. For 1996, certain incentive awards were paid to executive officers and operating managers based upon meeting or exceeding revenue and profitability goals.

               Severance Compensation. To retain highly qualified executive officers, the Company from time to time enters into severance agreements with certain of its officers. The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer's experience and value to the Company.

               Other Benefits. The Company's philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

               1996 Compensation for the Chairman and Chief Executive
               Officer

               Dr. Gilluly s salary, annual incentive and stock option grants reflect the Committee s evaluation of his overall leadership of the Company and contribution to shareholder value. In May 1996, the Committee reviewed Dr. Gilluly s salary, considering the Company s interim financial results, his performance, his salary relative to those for comparable positions and taking into consideration the low salary he initially took based upon the poor overall financial condition of the Company when he was retained in 1993. Based on this review, the Committee increased Dr. Gilluly s annualized salary from $80,000 to $130,000, effective June 1, 1996, and awarded him a bonus of $10,000, which will be paid during fiscal year 1997.
          See "Executive Compensation - Compensation of Directors." Dr. Gilluly's salary is based upon his management skills, particularly in the areas of turnaround, refinancing and diversification. Dr. Gilluly does not have an employment agreement or severance agreement with the Company.

               Under the Company's executive compensation philosophy and program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. The Committee has, at various times, granted Dr. Gilluly options under the 1994 Stock Option Plan to purchase a total of 60,000 shares of the Company s common stock at the market price on the date of grant. These options become fully exercisable over a period of three years, with one-third being immediately exercisable upon the date of grant, and one-third becoming exercisable on each of the second and third anniversaries of the date of grant.







               Summary

               The Compensation Committee believes that the total compensation program for executives of the Company is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to shareholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company's shareholders.


                    Submitted by the Compensation and Employee Benefits
          Committee

                                        William J. Howard
                                        Robert J. Lynch, Jr.

          Performance Graph

               The following graph compares the cumulative, five-year shareholder returns on the Company's Common Stock with the cumulative returns of the NASDAQ Market Index and Media General's Other Business Services Index, comprised of the common stock of approximately 200 companies in diversified business service industries, excluding the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1991.



                                  FISCAL YEAR ENDING

 COMPANY                       1991       1992       1993       1994       1995       1996

 Hadron, Inc.                  100.00     88.00      76.00      11.20       14.80      32.40

 MG-Bus Serv Index             100.00     112.03     111.95    123.15      136.65     195.69
 NASDAQ Market Index           100.00     107.75     132.27    145.04      170.11     214.14















                  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

               Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

               To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1995 and ended June 30, 1996, all
          Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               During the fiscal year ended June 30, 1996, Infotech (which transferred its interests to AMASYS as of October 11, 1996), owner of approximately 13.5% of the Common Stock of the Company, charged the Company approximately $600 for legal consulting services. Also during the fiscal year ended June 30, 1996, the Company charged Infotech $3,700 for corporate relations and administrative services provided by the Company to Infotech. At June 30, 1996, the Company had a net payable balance to Infotech of approximately $51,000. The Company believes that its contractual relationships with Infotech are on terms substantially equivalent to terms which could have been obtained from non-affiliated parties. Dr. Gilluly, Chairman of the Board and Chief Executive Officer of the Company, is Chairman of the Board and a principal shareholder of Infotech. Mr. Lynch, a director of the Company, is also a director of Infotech.

               The Company, in October 1993, settled a dispute with its landlord, Equitable Variable Life Insurance Company ("Equitable"), concerning the Company's then principal executive offices in Fairfax, Virginia. One of the conditions of the Company's settlement with Equitable was that the Company provide Equitable with an irrevocable letter of credit ("Letter of Credit") in the amount of $320,000 to collateralize certain payments due Equitable pursuant to a lease amendment entered into at that time. The Company was not able to fully satisfy this condition using internally generated or bank-borrowed funds. Dr. Gilluly agreed personally to make a loan in the principal amount of $300,000 (the "Gilluly Loan") to collateralize the Letter of Credit.







               The Gilluly Loan is evidenced by a Convertible Promissory Note (the "Note") dated October 21, 1993, executed by Engineering and Information Services, Inc. ("EISI") and SyCom Services, Inc. ("SyCom"), two wholly owned subsidiaries of the Company, and payable to the order of Dr. Gilluly. Interest at the rate of three percent per annum over the prime rate per annum published from time to time in The Wall Street Journal accrues and is payable quarterly. The entire principal balance of the Note, originally due and payable on October 21, 1996, is now due and payable October 21, 1997, pursuant to an amendment to the Note
          dated September 27, 1996.   At the option of Dr. Gilluly, the
          Note may be converted into restricted shares ("Hadron Shares") of the Company's common stock at any time prior to maturity of the Note. The Conversion Price for Hadron Shares under the terms of the Note is $.25 per share and the option to convert expires on October 21, 1998.

               The Note is prepayable at any time. In the event the Note is prepaid in full or in part, Dr. Gilluly is entitled to receive a warrant. Each warrant so issued expires on October 21, 1999, entitles Dr. Gilluly to purchase Hadron Shares equal to the principal amount of the Note together with all interest thereon which is prepaid divided by the Conversion Price of $.25 per share. As a result of the $25,000 prepayment of principal during fiscal year 1996, Dr. Gilluly will be issued a warrant to acquire 100,000 shares of the Company's common stock. Similarly, an additional warrant to acquire a further 100,000 shares of the Company's common stock will be issued to Dr. Gilluly for the additional $25,000 in principal prepayments through September 20, 1996.

               The Note is collateralized by an Assignment and Security Agreement assigning and granting a security interest in the accounts receivable, contract rights and certain other assets of EISI and Sycom in favor of Dr. Gilluly. The Note also includes an Indemnity Agreement under which the Company agreed to indemnify Dr. Gilluly with respect to all claims, demands, losses, damages, liabilities, costs and expenses that he may sustain or incur by reason of the Gilluly Loan.


                                SHAREHOLDER PROPOSALS


               Proposals of Shareholders of the Company that are intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than July 8, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.









                                    ANNUAL REPORT


               A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

               The Company will furnish any exhibit described in the list accompanying the 1996 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, attention Corporate Secretary.

                                    OTHER MATTERS


               The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.
                                             By Order of the Board of
          Directors

                                             S. Amber Gordon
                                             Secretary

          Date: November 1, 1996
























                                      APPENDIX A


                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                     HADRON, INC.
                  FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                   DECEMBER 6, 1996

                    The undersigned appoints George E. Fowler and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Hadron, Inc. on December 6, 1996, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

          1.   ELECTION OF DIRECTORS

               [  ]  FOR the THREE nominees listed below
                     (except as marked to the contrary below)

               [  ]  WITHHOLD AUTHORITY to vote for the THREE nominees
                           listed below

                                  C.W. Gilluly, William J. Howard
                                    and Robert J. Lynch, Jr.


          INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

          _____________________________________________________________

          2. Proposal to amend the Hadron, Inc. 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder.

               [  ]  FOR this proposal
               [  ]  AGAINST this proposal
               [  ]  ABSTAIN

          3. Proposal to amend the Company's Certificate of Incorporation to eliminate the personal liability of directors of the Company under certain circumstances.

               [  ]  FOR this proposal
               [  ]  AGAINST this proposal
               [  ]  ABSTAIN










          4. Proposal to ratify the selection of Ernst & Young, L.L.P. as independent accountants for the Company for fiscal year 1997.

               [  ]  FOR this proposal
               [  ]  AGAINST this proposal
               [  ]  ABSTAIN

          5. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.



                                   PLEASE DATE, SIGN AND RETURN
                                             PROXY PROMPTLY
                                   Receipt of Notice of Annual
                                   Meeting and Proxy Statement
                                   is hereby acknowledged


                                            Shareholder's Signature


                                   Joint Holder's Signature (If applicable)

                                    Date:


               When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 2 and 3 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.















